[CIK]      0000737210
[NAME]     LNB BANCORP, INC.

                           LNB BANCORP, INC.
                             LORAIN, OHIO

               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF
LNB BANCORP, INC.                                          March 18, 1996

   The Annual Meeting of Shareholders of LNB Bancorp, Inc. will be held at 521 Broadway, Lorain, Ohio 44052, on Tuesday, April 16, 1996, at 10:00 a.m., Eastern Daylight Savings Time, for the purpose of considering and voting upon the following matters as more fully described in the Proxy Statement.

PROPOSALS:
   1. ELECTION OF DIRECTORS - To elect four (4) directors to hold office until their term expires (April 20, 1999) or until their successors are elected and qualified.
   2. STOCK DIVIDEND - Increase the outstanding common stock of LNB Bancorp, Inc. by declaration of a stock dividend consisting of approximately 80,808 shares of common stock of $1.00 par value each, and the terms and conditions thereof.
   3. OTHER BUSINESS - To transact such other business as may properly come before the meeting.

  Shareholders of record at the close of business on March 8, 1996 will be entitled to vote the number of shares held of record in their names on that date. The transfer books will not be closed.

  We urge you to sign and return the enclosed proxy as promptly as possible, whether or not you plan to attend the meeting in person.

This proxy may be revoked prior to its exercise.

                                    By Order of the Board of Directors


                                                   /s/ Thomas P. Ryan


                                                       Thomas P. Ryan
                                             Executive Vice President
                                              and Secretary/Treasurer


YOUR VOTE IS IMPORTANT. PLEASE MARK, SIGN, DATE AND MAIL THE ENCLOSED PROXY FORM(S) WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. A RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                                  -1-
END PUBLISHED PAGE 1

PAGE 2 INTENTIONALLY LEFT BLANK

END PUBLISHED PAGE 2

                            LNB BANCORP, INC.
                              457 BROADWAY
                           LORAIN, OHIO 44052
                            PROXY STATEMENT
                             MARCH 18, 1996

  This proxy solicitation is made on behalf of the Board of Directors of LNB Bancorp, Inc., (hereinafter called the "Corporation") being a One Bank Holding Company owning all of the stock of The Lorain National Bank (hereinafter called the "Bank"). As of this date, the number of shares of Common Stock outstanding and entitled to vote at the Annual Meeting of Shareholders to be held on April 16, 1996, is 4,040,387. Only those shareholders of record at the close of business on March 8, 1996 shall be entitled to vote. This proxy may be revoked prior to its exercise. The cost of this solicitation is being paid by the Corporation.

VOTING
  Each shareholder shall be entitled to one vote for each share of stock standing in their name on the books of the Corporation. No holder of shares of any class shall have the right to vote cumulatively in the election of directors.
  Shares held in accounts by the Bank's Trust and Investment
Management Division will be voted by the trustee in accordance with written instructions from account administrators or account plan participants, and where no instructions are received, as the trustee deems proper.
  Shares of Common Stock represented by proxies in the accompanying form which are properly executed and returned to the Corporation will be voted at the Annual Meeting of Shareholders in accordance with the shareholders' instruction contained in such proxies. Where no such instructions are given, the shares will be voted for the election of directors as described herein; in support of the increase in the number of authorized shares; and at the discretion of the proxy holders on such other matters as may come before the meeting. The
Board of Directors has no reason to believe that any of the nominees will be unable to serve as a director. In the event, however, of the death or unavailability of any nominee or nominees, the proxy to that extent will be voted for such other person or persons as the Board of Directors may recommend.
  The results of votes taken at the Annual Meeting will be disclosed in the Corporation's First Quarterly Report for 1996 on Form 10-Q, as filed with the Securities and Exchange Commission (SEC). The disclosure will include for each proposal, the number of votes for, the number of votes against and the number of abstentions. In addition, the disclosure will set forth the number of votes received by each candidate running for a directorship and the percentage of these votes as to the total shares outstanding.

ELECTION OF DIRECTORS
  Article III provides that directors are to be divided into three (3) classes. Each class serves a term of three (3) years, or until their respective successors are elected and qualified. In that the term of office for four (4) members of the present Board of Directors will expire on April 16, 1996, the management has nominated the hereinafter named four (4) individuals for election to serve until April 20, 1999, or until their successors are elected and qualified.
  The affirmative vote of the holders of at least a majority of a quorum is required in order to elect each director. Under the Code of Regulations of the Corporation, a quorum is constituted by the presence, in person or by proxy, of a majority of the voting power of the Corporation.

                                  -3-
END PUBLISHED PAGE 3

  Other nominations may be made only in accordance with the notice procedures set forth in Article III of the Code of Regulations of the Corporation. The procedure states that nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of the Corporation entitled to vote for the election of directors. Nominations, other than those made by or on behalf of the existing management of the Corporation, shall be made in writing and shall be delivered or mailed to the President of the Corporation not less than fourteen (14) days nor more than fifty (50) days prior to any meeting of shareholders called for the election of directors, provided however, that if less than twenty-one (21) days notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the President of the Corporation no later than the close of business on the seventh (7th) day following the day on which the notice of the meeting was mailed. Such notification shall contain the following information as to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of the Corporation that will be voted for each proposed nominee; (d) the name and resident address of the notifying shareholder; and (e) the number of shares of capital stock of the Corporation owned by the notifying shareholder. Nominations not made in accordance herewith may, at his discretion, be disregarded by the Chairman of the meeting, and upon his instructions, the vote teller may disregard all votes cast for each such nominee.
  Unless otherwise instructed, it is the intention of the persons named in the proxy to vote for the election of the following four(4) nominees:
  1) James L. Bardoner
  2) Wellsley O. Gray
  3) Benjamin G. Norton
  4) T.L. Smith, M.D.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH
NOMINEE.

  The following individuals are directors whose term of office is scheduled to expire on April 15, 1997:
  1) James F. Kidd
  2) Jeffrey Riddell
  3) Thomas P. Ryan
  4) Paul T. Stack
  5) Robert M. Campana

  The following individuals are directors whose term of office is scheduled to expire on April 21, 1998:
  1) Daniel P. Batista
  2) David M. Koethe
  3) Stanley G. Pijor
  4) Eugene M. Sofranko
  5) Leo Weingarten

                                  -4-
END PUBLISHED PAGE 4

DIRECTOR'S COMMITTEES
  The Bank has five (5) standing committees upon which members of the Board of Directors serve. They are:

  1) The Audit Committee        4) The Pension/Fringe Benefit Committee
  2) The Executive Committee    5) The Incentive Stock Option Committee
  3) The Trust Committee

  Membership of each of these committees is indicated by footnote on page 7.

  The Audit Committee met three (3) times during the last fiscal year.
It establishes policies for the administration of the Bank's Audit Division. The Executive Committee met thirteen (13) times during the last fiscal year. This committee is authorized to approve matters relating to loans, the purchase of bills, notes, and other evidence of debt and also serves as the Compensation Committee. The Trust
Committee reviews the various trusts accepted by the Bank's Trust and Investment Management Division. It held six (6) meetings during the last fiscal year. The Pension/Fringe Benefit Committee reviews indirect compensation of officers and employees. It did not meet during the last fiscal year. The Incentive Stock Option Committee determines who will receive stock options and the number of shares to be granted under the terms of the Incentive Stock Option Plan. The actions of the Incentive Stock Option Committee are subject to the approval of the Compensation Committee. It did not meet during the last fiscal year. The Bank has no designated Nominating Committee. Nominees for the Board of Directors are determined by a vote of the total Board of Directors.
  The Bank held thirteen (13) Board of Directors meetings during the last fiscal year. Of the directors who served during 1995, Leo
Weingarten attended fewer than 75% of the total number of meetings of the Board of Directors and all committee meetings of which the aforementioned director was a member.
  The Corporation held eight (8) Board of Directors meetings during the last fiscal year. Of the directors who served during 1995, no one attended fewer than 75% of the total of eight (8) meetings held.
  All of the directors of the Corporation are also directors of the Bank. A director's fee of $450.00 is paid to those directors, who are not officers, for each meeting attended. Directors, who are also officers, receive a fee of $225.00 for their attendance at the Corporation's board meetings and receive no director's fees for their attendance at the meetings of the Bank's board.

                                  -5-
END PUBLISHED PAGE 5

                                                 LORAIN
                                                NATIONAL
                                                  BANK       LNB BANCORP,
                    PRINCIPAL OCCUPATION        DIRECTOR    INC. DIRECTOR
NAME AND AGE        FOR THE PAST FIVE YEARS       SINCE         SINCE

JAMES L. BARDONER   RETIRED, FORMER PRESIDENT     1974          1983
Age 77              Dorn Industries, Inc.
(1-2-4-5)           (Manufacturing Company)

DANIEL P. BATISTA   ATTORNEY/PARTNER              1976          1983
Age 61              Cook & Batista Co. L.P.A.(A)
(2-3-5)

ROBERT M. CAMPANA   MANAGING DIRECTOR             1996          1996
Age 36              P.C.Campana, Inc. (E)

WELLSLEY O. GRAY    SALES CONSULTANT              1973          1983
Age 62              Smith Dairy Company
(1-3)

JAMES F. KIDD       PRESIDENT AND CHIEF           1989          1989
Age 56              EXECUTIVE OFFICER
(2-3-4)             LNB Bancorp, Inc. and
                    The Lorain National Bank

DAVID M. KOETHE     CHAIRMAN OF THE BOARD         1975          1983
Age 60              The Lorain Printing Company(B)
(2-3-4-5)

BENJAMIN G. NORTON  EMPLOYEE AND                  1983          1983
Age 56              COMMUNITY RELATIONS MANAGER
(3-6)               RELTEC Corporation - Lorain Products

STANLEY G. PIJOR    CHAIRMAN                      1969          1983
Age 65              LNB Bancorp, Inc. and
(2-3-4)             The Lorain National Bank

JEFFREY F. RIDDELL  PRESIDENT                     1995          1995
Age 44              Consumers Builders Supply
                    Company
                    PRESIDENT AND
                    CHIEF EXECUTIVE OFFICER
                    Consumeracq, Inc.

THOMAS P. RYAN      EXECUTIVE VICE PRESIDENT      1989          1989
Age 57              AND SECRETARY/TREASURER
                    LNB Bancorp, Inc.
                    EXECUTIVE VICE PRESIDENT
                    AND SECRETARY
                    The Lorain National Bank

DON A. SANBORN      RETIRED(D)                    1971          1983
Age 72
(1-3)
                                  -6-

END PUBLISHED PAGE 6

                                               LORAIN
                                              NATIONAL
                                                BANK         LNB BANCORP,
                    PRINCIPAL OCCUPATION      DIRECTOR     INC. DIRECTOR

NAME AND AGE        FOR THE PAST FIVE YEARS     SINCE          SINCE

T.L. SMITH, M.D     RETIRED PHYSICIAN           1968            1983
Age 82
(1-2-4-5)

EUGENE M. SOFRANKO  PRESIDENT AND CHIEF         1974            1983
Age 65              EXECUTIVE OFFICER
(1-2-4-5)           Lorain Glass Company, Inc.

PAUL T. STACK       MANUFACTURER'S              1974            1983
Age 66              REPRESENTATIVE
(1-2-3)             Coley's Inc. and
                    A-1 Welding and Fabricating, Inc.

LEO WEINGARTEN      RETIRED                     1964            1983
Age 76
(2-4-5)

  (1) Member of Audit Committee
  (2) Member of Executive Committee
  (3) Member of Trust Committee
  (4) Member of Pension/Fringe Benefit Committee
  (5) Member of Incentive Stock Option Committee
  (6) Executive Committee Alternate
  (A) The Bank has retained the law firm of Cook & Batista Co.,
      L.P.A. as legal counsel for the last several years. During the last fiscal year, The Lorain National Bank has paid to Cook & Batista, Co., L.P.A. an amount of $122,616.00. It is anticipated that this relationship will continue during the current fiscal year.
  (B) During the last fiscal year, The Lorain National Bank has paid to The Lorain Printing Company an amount of $49,079.00 for stationery, supplies and other printed material. It is anticipated that such business relationship will continue during the current fiscal year.
  (C) The Executive Committee also serves as the Compensation Committee.
  (D) Mr. Don A. Sanborn, a director of the Bank for 25 years and a director of the Corporation since its inception, has elected not to stand for re-election when his term expires on April 16, 1996. His past service to the Bank and Corporation has been greatly appreciated. We wish him well.
  (E) Mr. Robert M. Campana, Managing Director of P.C. Campana, Inc. was elected a director of the Bank and Corporation on February 20, 1996. He will join the class of directors standing for re-election on April 15, 1997. We welcome Mr. Campana to both boards.

EXECUTIVE COMPENSATION
  LNB Bancorp, Inc. did not pay any separate compensation, other than Corporation director fees, to its executive officers during 1995, 1994, and 1993. All executive compensation was paid by Lorain National Bank.
The information which follows discloses the annual and long term compensation for services in all capacities to the Corporation and the Bank for the fiscal years ended December 31, 1995, 1994 and 1993, for all persons who were, during 1995, (i) the chief executive officer and (ii) the other most highly compensated officers of the Bank who made in excess of $100,000 during 1995 (the Named Executive Officers).
                                  -7-

END PUBLISHED PAGE 7

SUMMARY COMPENSATION TABLE

  The named executive officers disclosure requirements affect the Chief Executive Officer and those executive officers earning more than $100,000 in salary and bonuses. In 1995, 1994 and 1993, Mr. Stanley G. Pijor, Chairman and Chief Executive Officer and Mr. James F. Kidd, President and Chief Operating Officer, met the criteria for disclosure. In 1995 and 1994, Mr. Thomas P. Ryan, Executive Vice President and Secretary/Treasurer, met the criteria for disclosure.

  The following table discloses the annual salary, bonuses and all other compensation awards and payouts for services in all capacities to the Corporation and the Bank for the fiscal years ended December
31, 1995, 1994 and 1993.
                                   Compensation (1)
                        -----------------------------------------------
                                       Annual
Name and               --------------------------------     All
Principal Position        Year      Salary      Bonus      Other (2)
----------------------------------------------------------------------
Stanley G. Pijor          1995    $241,212    $15,000     $28,288
Chairman and              1994    $186,044    $15,000     $61,483
Chief Executive Officer   1993    $177,334    $10,000     $64,258

James F. Kidd             1995    $124,000    $15,000     $18,427
President and Chief       1994    $104,556    $15,000     $15,646
Operating Officer         1993    $ 94,634    $10,000     $11,903

Thomas P. Ryan            1995    $ 99,375    $15,000     $15,693
Executive Vice President  1994    $ 92,323    $15,000     $14,450
and Secretary/Treasurer

(1) The aggregate of Other Annual Compensation is less than 10% of the total of annual salary and bonus for all individuals for all years presented and therefore is not required to be reported under the SEC rules.

(2) All Other Compensation consisted of the following:

   Stanley G. Pijor:                     1995        1994        1993
    Contribution, in Mr. Pijor's
    behalf to:
     The Bank's Stock Purchase Plan $ 4,500 $ 5,202 $ 5,390 The Bank's Employee Stock
      Ownership Plan                   $10,959    $10,939     $12,494
     Mr. Pijor's Supplemental
      Retirement Agreement             $     0    $37,441     $37,441
     Mr. Pijor's Supplemental
      Life Insurance                   $ 6,600    $ 6,901     $ 7,758
   Retirement and Anniversary
     Stock Award                       $ 4,454    $     0     $     0
   Corporation director's fees         $ 1,775    $ 1,000     $ 1,175



  James F. Kidd:                         1995        1994        1993
   Contribution, in Mr. Kidd's
   behalf to:
    The Bank's Stock Purchase Plan $ 4,176 $ 3,909 $ 2,796 The Bank's Employee Stock
     Ownership Plan                    $10,236    $ 8,860     $ 6,959
   Mr. Kidd's Supplemental
     Life Insurance                    $ 2,239    $ 2,077     $ 1,348
   Corporation director's fees         $ 1,775    $   800     $   800



  Thomas P. Ryan:                        1995        1994
   Contribution, in Mr. Ryan's
   behalf to:
    The Bank's Stock Purchase Plan     $ 3,431    $ 3,508
    The Bank's Employee Stock
     Ownership Plan                    $ 8,518    $ 7,993
    Mr. Ryan's Supplemental
     Life Insurance                    $ 1,969    $ 1,949
   Corporation director's fees         $ 1,775    $ 1,000

                                  -8-
END PUBLISHED PAGE 8

OPTION GRANTS TABLE (last fiscal year)
  There were no stock options granted by the Corporation or the Bank in 1995.


LONG TERM INCENTIVE PLAN AWARD TABLE (last fiscal year)
  There were no long term incentive plans or plan awards in 1995.

OPTION EXERCISES AND YEAR END VALUE TABLE (last fiscal year)

          AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
               AND FISCAL YEAR-END OPTION VALUE(1)

                                                           Value of
                                      Number of           Unexercised
                                     Unexercised          In-the-Money
                                        Option              Option
              Shares                   Shares               Shares
            Acquired       Value     at FY-End(#)          at FY-End ($)
               on        Realize     Exercisable/          Exercisable/
Name        Exercise(#)    ($)(2)    Unexercisable       Unexercisable(2)
--------------------------------------------------------------------------

Stanley G. Pijor  10,481  $184,549             0/0             $     0/$0
James F. Kidd         0         $0         2,060/0             $14,650/$0
Thomas P. Ryan        0         $0         2,060/0             $14,650/$0

(1) All amounts reflect the five-for-four stock split in April of 1995.

(2) Market value of underlying securities at exercise date or year end, as the case may be, minus the exercise or price of "in-the-money" options.

COMPENSATION COMMITTEE REPORT
  The Executive Committee of the Bank meets annually to review all officer's salaries. The criteria used in determining salaries and bonuses of all officers (other than the Chief Executive Officer, Mr. Stanley G. Pijor) is based upon industry peer group, national surveys and performance judgements as to the past and expected future contributions of the individual officers. In addition, the Committee periodically is advised by independent compensation consultants concerning salary competitiveness.

  The compensation paid to the Chief Executive Officer (Mr. Stanley
G. Pijor) is based upon an "Employment Agreement", a "Supplemental Retirement Agreement", and a "Consulting Agreement". The terms and conditions of these three (3) agreements are more fully discussed in the following paragraphs.
  In 1995, Fifteen Thousand Dollar ($15,000.00) bonuses were granted to Messrs. Pijor, Kidd and Ryan in addition to the compensation called for under the terms of the aforementioned agreements and criteria. The Executive Committee granted these bonuses based upon the Committee's assessment of the individual performance of Messrs. Pijor, Kidd and Ryan during 1995 and their contributions to the successful management of the Corporation and the Bank. Messrs. Pijor, Kidd and Ryan were not present during discussion of this bonus payment.


  The members of the Executive Committee are:
       James L. Bardoner                    T.L. Smith, M.D.
       Daniel P. Batista                    Eugene M. Sofranko
       David M. Koethe                      Paul T. Stack
       Stanley G. Pijor                     Leo Weingarten

                                  -9-
END PUBLISHED PAGE 9

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
  During 1995, Mr. Stanley G. Pijor, Chairman and Chief Executive Officer, served on the Executive Committee of the Bank. The Executive Committee also serves as the Compensation Committee of the Bank. Mr. Pijor did not participate in any of the deliberation relative to his compensation.

EMPLOYMENT AGREEMENTS
   On December 31, 1987, an Employment Agreement was entered into between Mr. Stanley G. Pijor and The Lorain National Bank. The Agreement became effective January 1, 1988 and remained in effect through December 31, 1995. The Agreement provided for Mr. Pijor to maintain the highest executive position in the organization. Mr. Pijor was compensated at the initial rate of One Hundred Twenty Nine Thousand Six Hundred Seventy Five Dollars ($129,675.00) with a five percent (5%) raise effective June 1st of each year thereafter. Mr. Pijor continued to receive his present fringe benefits and such additional benefits as are set forth in the Bank's Employee Benefit Program. In determining the compensation payable under the Agreement, the Board of Directors reviewed compensation paid to presidents of financial institutions similar in size to The Lorain National Bank.

   As of September 1, 1995, Mr. James F. Kidd entered into an Employment Agreement with LNB Bancorp, Inc. and The Lorain National Bank. The Agreement provides for Mr. Kidd's employment until he reaches the age of 65 as President. Mr. Kidd shall be compensated at the initial rate of One Hundred Twenty Four Thousand Dollars ($124,000.00) with an annual compensation review each year thereafter. Mr. Kidd will continue to receive his present fringe benefits and such additional benefits as are set forth in the Bank's Employee Benefit Program. If the Agreement is terminated earlier other than for just cause, or by Mr. Kidd, then he will be entitled to the salary and benefits described above for a period of up to two (2) years.

  As of September 1, 1995, Mr. Thomas P. Ryan entered into an Employment Agreement with LNB Bancorp, Inc. and The Lorain National Bank. The Agreement provides for Mr. Ryan's employment until he reaches the age of 65 as Executive Vice President. Mr. Ryan shall be compensated at the initial rate of Ninety Seven Thousand Five Hundred Dollars ($97,500.00) with an annual compensation review each year thereafter. Mr. Ryan will continue to receive his present fringe benefits and such additional benefits as are set forth in the Bank's Employee Benefit Program. If the Agreement is terminated earlier other than for just cause, or by Mr. Ryan, then he will be entitled to the salary and benefits described above for a period of up to two (2) years.

SUPPLEMENTAL RETIREMENT AGREEMENT
  On December 31, 1987, the Bank entered into a Supplemental
Retirement Agreement (SRA) with Mr. Stanley G. Pijor. The purpose of the SRA was to provide supplemental retirement benefits to Mr. Pijor in addition to the benefits provided by the Bank's qualified retirement plans. The SRA was adopted to assist the Bank in retaining the services of Mr. Pijor through his normal retirement date. The SRA was designed to provide for the monthly payment or annual payment (at Mr. Pijor's election) in the event of: (a) normal retirement on or after July 1, 1995; (b) permanent disability; (c) death; or (d) discharge
"without cause". The SRA is fully funded by means of a corporate owned life insurance policy which was paid for in eight (8) equal annual premium payments of Thirty Seven Thousand Four Hundred Thirty One Dollars and
Twenty Cents ($37,431.20) from 1987 through 1994. Under terms of this agreement, Mr. Pijor began receiving annual supplemental retirement benefits for ten (10) years of $50,000 commencing January, 1996.


                              -10-
END PUBLISHED PAGE 10

CONSULTING AGREEMENT
   On March 15, 1994, the Bank and the Corporation entered into a Consulting Agreement (The Agreement) with Mr. Stanley G. Pijor. The Agreement provides that Mr. Pijor shall receive a consulting fee of $85,000 each year for a period of five (5) years commencing January 1, 1996. The Agreement also stipulates that Mr. Pijor will be provided with an automobile and will be reimbursed for reasonable expenses relative to his duties as a consultant during the term of the Agreement. Termination of the Agreement (by either party) would not prejudice Mr. Pijor's right to receive the benefits referred to above for a period of up to two (2) years.

PENSION PLAN
  The Bank sponsors The Lorain National Bank Retirement Pension Plan
(the Plan) covering substantially all employees of the Bank. An employee is eligible to participate on January 1 or July 1 after the attainment of age twenty-one (21) and completion of one year of service, as defined in the Plan. The Bank's 1995 contribution to the Plan was $250,017. The amount of contributions with respect to a specific person is not and cannot readily be calculated on an individual basis.

  Participants are eligible for normal retirement upon reaching age sixty-five (65). Annual benefit payments are determined as a percentage for the five (5) consecutive plan years that yield the highest average salary. Participants in the Plan prior to January 1, 1989 will have annual benefit payments reduced if they have less than fifteen (15) years of continuous employment upon retirement. Participants who join the Plan after January 1, 1989 will have benefit payments reduced if they have less than twenty-five (25) years of continuous employment upon retirement. The normal form of benefit payment is a joint and survivor annuity. Benefits become fully vested after a participant has completed five (5) years of service. The Plan also provides for the payment of early retirement, death, disability, and deferred vested benefits in the form of a lump sum distribution, or monthly annuity.

   Annual benefit payments under the provisions of the Plan are computed by a formula, the factors of which include annual compensation, years of service and the social security taxable wage base.
   The Plan was amended, effective January 1, 1995, to allow the payment of accrued benefits in the form of a lump sum distribution upon retirement at normal retirement age. The estimated present value of the accrued benefit using the Plan's actuarial equivalence assumptions for the Named Executive Officers ranged from $255,000 to $999,300 as of December 31,
1995.

   Assuming the participant selects the benefit payable in a ten (10) year Certain and Life Annuity at normal retirement date, the following table reflects annual benefits payable to the employee based upon average annual compensation levels and twenty-five (25) years of service.

                                      Employee's Annual Estimated Pension
                 Final Average            Payments Assuming Minimum of
             Annual Compensation               25 Years of Service

                 $250,000*                             $76,413
                  200,000*                              76,413
                  150,000                               76,413
                  100,000                               49,538

*The current annual compensation limit with respect to determining an employee's annual pension payment is limited in 1994 by the Internal
Revenue Code to $150,000. The Plan reflects the annual compensation limit and this results in a maximum annual pension payment of $76,413.
Therefore, an employee's annual estimated pension payment for final average compensation levels of $150,000 and above remains at the $76,413 level. Pension
                                -11-
END PUBLISHED PAGE 11

benefits accrued prior to 1995 are grandfathered, if their calculated benefit is greater than $76,413. These pension payments do not reflect any additional retirement benefits which the employee may receive in the form of Social Security and other forms of supplemental retirement benefits. Messrs. Pijor, Kidd and Ryan have forty, (40), thirty-one (31) and thirty-four (34) credited years of service respectively, under the provisions of the Plan.
   Benefit payments under the provisions of the Plan are computed using formulas, the factors of which include annual compensation, years of service, social security taxable wage base, and, in the case of a lump sum distribution, current interest rates are also taken into consideration.


PERFORMANCE GRAPH

   The graph which follows compares the five (5) year cumulative total return from investing $100 on December 31, 1990 in each of LNB Bancorp, Inc. common stock, the Standard & Poor's 500 index (S&P 500 Index) of companies and the National Association of Securities Dealers Association Quotation System Banks Index (NASDAQ Banks) of companies, with dividends assumed to be reinvested when received.

            Comparison of Five Year Cumulative Total Return*
    AMONG LNB BANCORP, INC, THE S&P 500 INDEX AND NASDAQ BANKS INDEX

  (PERFORMANCE GRAPH FOLLOWS IN PRINTED VERSION WITH YEARS 1990 THROUGH
   1995 ON THE X-AXIS AND CUMULATIVE INVESTMENT ON THE Y-AXIS IN $100 INCREMENTS RANGING FROM $0 TO $500. THE CO-ORDINATES, BY YEAR, WHICH ARE PRESENTED IN THE TABLE BELOW ARE PLOTTED ON THE PREVIOUSLY DESCRIBED GRID ALONG WITH AN ACCOMPANYING LEGEND FOR IDENTIFICATION PURPOSES.)

   * $100 INVESTED ON 12/31/90 ON STOCK OR INDEX - INCLUDING REINVESTMENT OF DIVIDENDS.

                                             DECEMBER 31,
   --------------------------------------------------------------------------
                                 1990   1991   1992   1993   1994   1995
   --------------------------------------------------------------------------
    LNB Bancorp, Inc.            $100   $113   $129   $158   $191   $223
   --------------------------------------------------------------------------
    S&P 500 Index                $100   $130   $140   $155   $157   $215
   --------------------------------------------------------------------------
    NASDAQ Banks Index           $100   $164   $239   $272   $271   $404
   --------------------------------------------------------------------------


                                      -12-
END PUBLISHED PAGE 12

BENEFICIAL OWNERSHIP OF SHARES
  The following table reflects as of December 31, 1995, any person known to the Corporation to be the beneficial owner of more than five percent
(5%) of any class of the Corporation's voting securities, consisting of common stock only, as well as the total number of shares of common stock beneficially owned by each director, nominee, and the director and executive officers of the Corporation as a group.

Five Percent Beneficial Ownership
                                    Amount and Nature   Percent
Name and Address of                   of Beneficial       of
Beneficial Owner                        Ownership        Class

Standen and Co. as nominee for
The Lorain National Bank               576,920(1)       14.29%
457 Broadway
Lorain, Ohio 44052

(1) The Bank, a wholly owned subsidiary of LNB Bancorp, Inc. (a U. S. Corporation) disclaims beneficial ownership of all shares. The shares were held by the Bank in various accounts administered by it, as fiduciary, for the benefit of beneficiaries, donors, or principals of such accounts. The Bank, as fiduciary, had (a) sole power to vote 97,495 shares; (b) sole investment power to purchase/sell, but no power to vote on 223,490 shares; (c) shared investment power with sole power to vote with respect to 37,767 shares; and (d) no investment power and no power to vote on 218,168 shares. Shares of the Corporation held by the Bank in various fiduciary capacities will be voted only in accordance with directions, approvals or instructions where called by the governing instruments or by law, and in the absence of special factors affecting any individual account, will be voted in accordance with management's recommendations where the Bank as fiduciary has authority to determine the manner of voting.

BENEFICIAL OWNERSHIP OF MANAGEMENT   (As of February 15, 1996)

                     Sole          Shared      Total Amount
               Investment and  Investment and  of Beneficial   Percent
Name            Voting Power    Voting Power     Ownership    of Class

James L. Bardoner    8,163            598          8,761          .22%
Daniel P. Batista   22,435         45,171         67,606         1.67%
Robert M. Campana    2,000              0          2,000          .05%
Wellsley O. Gray     7,957          4,552         12,509          .31%
James F. Kidd       44,561              0         44,561         1.10%
David M. Koethe     53,500            177         53,677         1.33%
Benjamin G. Norton  43,208         44,570         87,778         2.17%
Stanley G. Pijor    72,206         32,007        104,213         2.58%
Jeffrey F. Riddell   9,500         24,476         33,976          .84%
Thomas P. Ryan      36,492          1,220         37,712          .93%
Don A. Sanborn      12,182              0         12,182          .30%
T. L. Smith, M.D.   12,988          8,757         21,745          .54%
Eugene M. Sofranko   6,432         21,004         27,436          .68%
Paul T. Stack        8,629          1,197          9,826          .24%
Leo Weingarten     103,788          8,353        112,141         2.78%
Executive Officers
 who are not
 Directors          91,286            378         91,664         2.27%
                   -------       --------        -------        ------
All Directors and
 Executive Officers
 as a Group        535,327        192,460        727,787         18.01%
                   =======       ========        =======        ======

                                  -13-
END PUBLISHED PAGE 13

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS
  Some of the directors of the Corporation and the companies with which they are associated, are customers of and had banking transactions with the Bank in the ordinary course of the Bank's business during 1995. Loans and commitments to loans included in such transactions were made on substantially the same terms, including interest rates and collateral, as were those prevailing at the time for comparable transactions with other persons, and in the opinion of the management of the Bank, do not involve more than a normal risk of collectibility or present other unfavorable features.

STOCK DIVIDEND
  The Board of Directors has the authority to declare and implement common stock dividends without shareholder approval. However, as it has in prior years, the Board has elected to seek shareholder approval for the proposed
2% stock dividend.
  A stock dividend of approximately 80,808 shares of common stock (2%) is recommended by the Board of Directors. THE BOARD HAS STIPULATED THAT THE PROPOSED 2% STOCK DIVIDEND WOULD REQUIRE APPROVAL, IN THE FORM OF AN AFFIRMATIVE VOTE BY SHAREHOLDERS OWNING TWO-THIRDS OR MORE OF THE STOCK OF THE CORPORATION. The stock dividend will be payable to shareholders of record April 16, 1996. This stock dividend is recommended as a distribution of earnings of the Corporation and to conserve the cash assets.
  The stock dividend will consist of approximately 80,808 shares which will increase the total number of shares outstanding to approximately
4,121,195. As a result of the stock dividend, a transfer of approximately $80,808 will be made from retained earnings increasing the common stock of the Corporation to approximately $2,242,000. An additional amount of approximately $2,161,000 will be transferred from retained earnings to surplus. The stock dividend will not change the common stock par value or the total equity capital of the Corporation.

  The number of shares to be issued and the dollar amounts discussed above are based upon shares outstanding and stock bid prices as of March 4, 1996. The actual stock dividend will be calculated based upon shares outstanding and stock bid prices on the record date.
  No fractional shares will be issued. The Corporation will sell full shares representing all the fractions to the highest bidder after having solicited sealed bids from at least three (3) licensed stockbrokers. The proceeds of the sale shall be distibuted pro rata to shareholders who otherwise would be entitled to fractional shares.


  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE DECLARATION OF A 2% STOCK DIVIDEND.


PRINCIPAL ACCOUNTANTS
  The independent accounting firm of KPMG Peat Marwick LLP has served as the principal accountants for the Bank since 1972. A representative of the firm will be present at the Annual Meeting and will be available to respond to questions and issue a statement if so desired.

                                  -14-
END PUBLISHED PAGE 14

SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

  Shareholders may submit proposals appropriate for shareholder action at the Corporation's Annual Meeting consistent with the regulations of the Securities and Exchange Commission. For proposals to be considered for inclusion in the Proxy Statement for the 1997 Annual Meeting, they must be received by the Corporation no later than December 1, 1996. Such proposals should be directed to LNB Bancorp, Inc., Attention:
Shareholder Relations, 457 Broadway, Lorain, Ohio 44052.

OTHER BUSINESS
  Management is not aware of any other matter which may be presented for action at the meeting other than the matters set forth herein. Should any matter other than those set forth herein be presented for a vote of the shareholders, the proxy in the enclosed form directs the persons voting such proxy to vote in accordance with their judgement.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT
  Section 16(a) of the Securities Exchange Act requires the Corporation's officers and directors to file reports of ownership and changes of ownership of the Corporation's registered securities on Forms 3, 4 and 5 with the Securities and Exchange Commission (SEC). The Corporation believes that all officers and directors complied with all filing requirements applicable to them with respect to transactions during fiscal year 1995.


ANNUAL REPORT
  A copy of the Corporation's Annual Report has been mailed to shareholders prior to the meeting. The Annual Report is not intended to be part of this Proxy Statement. A report of the operations of the Corporation and the Bank for the fiscal year ended December 31, 1995 will be presented at the meeting. A copy of the Corporation's Annual Report on Form 10-K under the Securities Exchange Act of 1934 is available to shareholders without charge upon request to Thomas P. Ryan, Executive Vice President and Secretary/Treasurer, LNB Bancorp, Inc., 457 Broadway, Lorain, Ohio 44052.


                                    By Order of the Board of Directors


                                                /s/     Thomas P. Ryan



                                                        Thomas P. Ryan
                                              Executive Vice President
                                               and Secretary/Treasurer




                                  -15-
END PUBLISHED PAGE 15

PAGE 16 INTENTIONALLY LEFT BLANK

END PUBLISHED PAGE 16




PROXY    ANNUAL MEETING         LNB BANCORP, INC., LORAIN, OHIO
  This Proxy is Solicited on Behalf of the Board of Directors
The undersigned hereby appoint JAMES L. BARDONER, DAVID M. KOETHE and DANIEL P. BATISTA, as Proxies, each with the power to appoint his substitute, and hereby authorize them to represent and to vote, as designated below, all the shares of Common Stock of the LNB Bancorp, Inc. held on record by the undersigned on March 8, 1996, at the Annual Meeting of Shareholders to be held on April 16, 1996 or any adjournment thereof.

1.  ELECTION OF DIRECTORS
    [ ] FOR all nominees listed below (except as marked to the contrary below)

    [ ] WITHHOLD AUTHORITY to vote for all nominees listed below
        James L. Bardoner, Wellsley O. Gray, Benjamin G. Norton,
        T.L. Smith, M.D.

    (Instruction: To withhold authority to vote for any individual nominee write that nominee's name on the space provided below.)



-----------------------------------------------------------------

2. STOCK DIVIDEND - Increase the outstanding common stock of LNB Bancorp, Inc. by declaration of a stock dividend consisting of approximately 80,808 shares of common stock of $1.00 par value each, and the terms and conditions thereof.

    [ ] FOR    [ ] AGAINST      [ ] ABSTAIN

END PUBLISHED PROXY CARD FRONT SIDE
In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for proposals 1 and 2.





Dated -----------, 1996 Number of shares in my/our name ---------



                               -------------------------- (L.S.)



                               -------------------------- (L.S.)


NOTE: Please sign exactly as name appears above. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.



    YOUR VOTE IS IMPORTANT. PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY FORM WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.
         A RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                Please read and vote on other side.

END PUBLISHED PROXY CARD BACK SIDE